A. M. CASTLE & CO.	3400 North Wolf Road Franklin Park, Illinois 60131 (847) 455-7111 (847) 455-6930 (Fax)

For Further Information:

————AT THE COMPANY————	————AT ASHTON PARTNERS———
Scott F. Stephens	Analyst Contacts:
Vice President-Finance & CFO	Katie Pyra
(847) 349-2577	(312) 553-6717
Email: sstephens@amcastle.com	Email:kpyra@ashtonpartners.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
WEDNESDAY, MARCH 10, 2010

A. M. Castle & Co. Reports 2009 Year End and Fourth Quarter Results;
Announces Record Date and Annual Shareholder Meeting Date

FRANKLIN PARK, IL, MARCH 10th – A. M. Castle & Co. (NYSE: CAS), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported financial results for the full year and fourth quarter ended December 31, 2009.

For the year, consolidated net sales were $812.6 million, compared to 2008 record net sales of $1,501.0 million.  Net loss for the full year 2009 was $26.9 million, or $1.18 per diluted share, as compared to a net loss of $17.1 million, or $0.76 per diluted share in 2008.  The reported net loss for 2009 included a $1.4 million non-cash impairment charge for goodwill, while the reported net loss for 2008 included a $58.9 million non-cash impairment charge for goodwill.

For the fourth quarter 2009, consolidated net sales were $181.3 million, compared to $321.5 million in the fourth quarter of 2008.  The Company reported a fourth quarter net loss of $15.5 million, or $0.68 loss per diluted share, which included charges for several year-end adjustments.  In addition to the $1.4 million non-cash charge for goodwill impairment, fourth quarter results included an $8.7 million LIFO charge and a $4.3 million charge for obsolete inventory.

“While we are disappointed with our financial results for the fourth quarter and the full year 2009, we believe an increase in daily shipping rates throughout the second half of 2009 and early 2010 indicate that we are on a path to recovery,” stated Michael Goldberg, President and CEO of A. M. Castle.

“In 2009, we substantially completed the installation of our new ERP system throughout the U.S. and Canada, and we are now working on optimization and enhancements before we roll it out to the balance of our organization.  We are excited about the added value we can provide to our customers through this initiative,” added Goldberg.

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For the fourth quarter 2009, sales in the Company’s Metals segment were $159.3 million, $137.8 million or 46.4% lower than last year.  Metals segment tons sold per day for the fourth quarter 2009 were up 1.7% sequentially from third quarter levels.  The fourth quarter saw improving demand and activity levels across most of the Company’s end markets.  For the full year 2009, Metals segment sales of $726.2 million were $658.6 million or 47.6% lower than $1,384.8 million in 2008, while tons shipped per day decreased 43.5% from 2008.

In the Plastics segment, fourth quarter sales of $22.0 million were $2.4 million or 9.8% lower than the prior year, and full year 2009 sales of $86.4 million were $29.8 million or 25.6% lower than 2008.

During the fourth quarter of 2009, the Company’s continued focus on working capital management resulted in a $23 million inventory reduction and a $9 million debt reduction.

“In a difficult year, we successfully executed on many of our priorities thanks to the commitment of our people.  I am pleased with our performance with regard to cost management, ERP system implementation and working capital management.  Our balance sheet is strong and we believe there are additional opportunities to make it even stronger by further reducing our inventories. We believe the strategic and operational progress made in 2009 has positioned us well to participate in the market recovery and to leverage opportunities to grow our top-line and expand market share.  At this point, we expect to generate net losses in the first half of 2010 and net income in the second half of 2010 as we believe our daily sales trends will continue to improve throughout the year,” Goldberg concluded.

Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the three month and twelve month periods ended December 31, 2009 and to discuss business conditions and outlook. The call can be accessed via the Internet live or as a replay. Those who would like to listen to the call may access the webcast through http://www.amcastle.com.

An archived version of the conference call webcast will be accessible for replay on the above website until the next earnings conference call.  A replay of the conference call will also be available for seven days by calling 303-590-3030 (international) or 800-406-7325 and citing code 4242289.

Annual Meeting Date, Time and Location
A. M. Castle & Co. will hold its annual meeting of shareholders on April 22, 2010 at 10:00 a.m. Central time.  The meeting will be held in Franklin Park, IL, at the Company’s corporate offices.

Holders of common shares of record at the close of business on March 1, 2010 are entitled to notice and to vote at the annual meeting.

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle operates over 56 locations throughout North America, Europe and Asia.  Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

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Regulation G Disclosure
The financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP guidance. Management often uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to provide an additional measure of performance.

The Company believes that the use and presentation of EBITDA, which is defined by the company as income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company’s operating results.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.   All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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CONSOLIDATED STATEMENTS OF INCOME	For the Three		For the Year
(Dollars in thousands, except per share data)	Months Ended		Ended
	December 31,		December 31,
Unaudited	2009	2008	2009	2008

Net sales	$181,331	$321,544	$812,638	$1,501,036

Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	146,435	247,664	611,352	1,123,977
Warehouse, processing and delivery expense	26,322	35,026	109,627	154,189
Sales, general and administrative expense	24,666	26,530	106,140	136,551
Depreciation and amortization expense	5,184	5,875	21,291	23,327
Impairment of goodwill	1,357	58,860	1,357	58,860
Operating (loss) income	(22,633)	(52,411)	(37,129)	4,132

Interest expense, net	(1,643)	(2,333)	(6,440)	(9,373)

(Loss) income before income taxes and equity in earnings of joint venture	(24,276)	(54,744)	(43,569)	(5,241)

Income taxes	8,430	330	16,264	(20,690)
(Loss) income before equity in earnings of joint venture	(15,846)	(54,414)	(27,305)	(25,931)

Equity in earnings of joint venture	321	789	402	8,849
Net (loss) income	$(15,525)	$(53,625)	$(26,903)	$(17,082)

Basic (loss) earnings per share	$(0.68)	$(2.37)	$(1.18)	$(0.76)
Diluted (loss) earnings per share	$(0.68)	$(2.37)	$(1.18)	$(0.76)

EBITDA *	$(17,128)	$(45,747)	$(15,436)	$36,308

*Earnings before interest, taxes, and depreciation and amortization

Reconciliation of EBITDA to net income:	For the Three		For the Year
	Months Ended		Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net (loss) income	$(15,525)	$(53,625)	$(26,903)	$(17,082)
Depreciation and amortization expense	5,184	5,875	21,291	23,327
Interest expense, net	1,643	2,333	6,440	9,373
Income taxes	(8,430)	(330)	(16,264)	20,690
EBITDA	$(17,128)	$(45,747)	$(15,436)	$36,308

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CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value data)	As of
Unaudited	December 31,	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$28,311	$15,277
Accounts receivable, less allowances of $4,195 and $3,318	105,832	159,613
Inventories, principally on last-in, first-out basis (replacement cost higher by $116,816	170,960	240,673
and $133,748)
Other current assets	5,241	12,220
Income taxes receivable	18,970	640
Total current assets	329,314	428,423
Investment in joint venture	23,468	23,340
Goodwill	50,072	51,321
Intangible assets	48,575	55,742
Prepaid pension cost	19,913	26,615
Other assets	3,906	5,303
Property, plant and equipment, at cost
Land	5,192	5,184
Building	51,945	50,069
Machinery and equipment (includes construction in progress)	178,545	172,500
	235,682	227,753
Less - accumulated depreciation	(152,929)	(139,463)
	82,753	88,290
Total assets	$558,001	$679,034

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$71,295	$126,490
Accrued liabilities	22,419	27,929
Income taxes payable	1,848	6,451
Deferred income taxes	9,706	-
Current portion of long-term debt	7,778	10,838
Short-term debt	13,720	31,197
Total current liabilities	126,766	202,905
Long-term debt, less current portion	67,686	75,018
Deferred income taxes	32,032	38,743
Other non-current liabilities	13,309	15,068
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value - 10,000 shares authorized; no shares
issued and outstanding at December 31, 2009 and December 31, 2008	-	-
Common stock, $0.01 par value - 30,000 shares authorized;
23,115 shares issued and 22,906 outstanding at December 31, 2009 and
22,850 shares issued and 22,654 outstanding at December 31, 2008	230	228
Additional paid-in capital	178,129	176,653
Retained earnings	156,387	184,651
Accumulated other comprehensive loss	(13,528)	(11,462)
Treasury stock, at cost - 209 shares at December 31, 2009
and 197 shares at December 31, 2008	(3,010)	(2,770)
Total stockholders' equity	318,208	347,300
Total liabilities and stockholders' equity	$558,001	$679,034